UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of The Securities Exchange Act of 1934

December 4, 2014

Date of Report (Date of earliest event reported)

NewStar Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33211	54-2157878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Boylston Street, Suite 1250, Boston, MA 02116

(Address of principal executive offices) (Zip Code)

(617) 848-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Definitive Material Agreement.

On December 4, 2014, NewStar Financial, Inc. (the “Company”) completed its sale of $200 million aggregate principal amount of subordinated notes (“Notes”) and warrants (“Warrants”) to purchase 9.5 million shares of the Company’s common stock to three investment funds (the “Investors”) advised by Franklin Square Capital Partners and sub-advised by an affiliate of GSO Capital Partners LP (“GSO”) in a previously announced private placement transaction. The sale is the initial closing (the “Initial Closing”) contemplated by the investment agreement (the “Investment Agreement”), dated as of November 4, 2014, entered into between the Company and the Investors, which provides for the Investors to purchase from the Company $300 million principal amount of Notes and Warrants to purchase 12 million shares of Company common stock. The sale of the remaining $100 million principal amount of Notes to the Investors will occur at subsequent closings during the year following the date of the Initial Closing, in each case at the election of the Company and in tranches of at least $25 million principal amount of Notes. The issuance of the remaining Warrants, as well as the removal of certain ownership restrictions contained in the Warrants issued at the Initial Closing, are subject to the approval of the Company’s stockholders, which will be requested at a special meeting of stockholders. Except as described below, the terms of the Investment Agreement, the Notes, the Warrants and certain related documents are described in Section 1.01 of the Company’s Current Report on Form 8-K, filed on November 10, 2014, and such information is incorporated herein by reference. At the Initial Closing, the Company and the Investors also entered into an Amendment No. 1 to the Investment Agreement (the “Amendment”) , which amended certain provisions in the Investment Agreement and form of Warrant to provide, among other things, that the Notes will be sold to the Investors for a purchase price equal to 100% of their principal amount, to provide for a structuring fee to be paid by the Company to the Investors equal to 2% of the principal amount of the Notes sold and to make certain clarifying changes with respect to the ownership limitations contained in the Warrants. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

The Notes, the Warrants and any shares of the Company’s common stock to be issued pursuant to the Warrants (the “Warrant Shares”) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and have been or will be issued in reliance upon the exemption from registration provided by Section 4(a)(2) and Regulation D under the Securities Act. The Notes, Warrants and Warrant Shares cannot be sold by the Investors except pursuant to an exemption from registration or, in the case of the Warrants and Warrant Shares, if they are subsequently registered under the Securities Act.

The Company plans to call a special meeting of its stockholders with respect to the matters relating to the Warrants and in connection with that meeting, has filed a preliminary proxy statement with the Securities and Exchange Commission (“SEC”) and plans to file and mail a definitive proxy statement to its stockholders. The proxy statement will contain important information about the Company, the Investors, the Warrants and related matters. Investors and security holders are urged to read the proxy statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the proxy statement from the Company by contacting NewStar Financial, Inc., 500 Boylston Street, Boston, MA 02116, Attn: Investor Relations or by calling (617) 848-2500.

Investors and security holders are urged to read all relevant documents filed with the SEC, including the proxy statement, because they will contain important information about the transaction.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed stockholders’ meeting. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and its proxy statement dated April 18, 2014, each of which are filed with the SEC. Additional information regarding the interests of the participants in the solicitation of proxies in connection with the Investment Agreement will be included in the proxy statement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described in Item 1.01 above, on December 4, 2014, the Company completed its sale of $200 million aggregate principal amount of Notes to the Investors. The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities

As described in Item 1.01 above, on December 4, 2014, the Company completed its sale of Warrants to purchase 9.5 million shares of the Company’s common stock to the Investors. The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1 Amendment No. 1, dated as of December 4, 2014, to the Investment Agreement among the Company and the Investors named therein, dated November 4, 2014 (including Form of Warrant)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWSTAR FINANCIAL, INC.

Date: December 8, 2014	by:	/s/ John Kirby Bray
John Kirby Bray Chief Financial Officer